UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

AVIGEN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 748-7150

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Named Executive Officers. On March 25, 2009, the Board of Directors (the “Board”) of Avigen, Inc. terminated the following named executive officers without cause, effective at the close of business on March 26, 2009: Kenneth G. Chahine, Ph.D., President and Chief Executive Officer; Michael D. Coffee, Chief Business Officer; and M. Christina Thompson, Vice President, General Counsel and Secretary. At the time the Board notified each of Dr. Chahine, Mr. Coffee and Ms. Thompson of the termination of their respective employment with Avigen, there was no disagreement between any one of terminated named executive officers and Avigen.

Appointment of Certain Officers. On March 25, 2009, the Board appointed Avigen’s current Chief Financial Officer, Andrew A. Sauter, 41, to the position of President and Chief Executive Officer, to be effective upon Dr. Chahine’s termination of employment. Mr. Sauter was appointed Chief Financial Officer in February 2008 after having served as Vice President, Finance since January 2006. Mr. Sauter joined Avigen as Controller in November 1999. Mr. Sauter is a certified public accountant and holds a B.A. degree in economics from Claremont McKenna College.

On March 25, 2009, the Board appointed Avigen’s current Vice President, Research and Development, Kirk W. Johnson, Ph.D., 49, to the position of Corporate Secretary, to be effective upon Ms. Thompson’s termination of employment. Dr. Johnson was appointed Vice President, Research and Development in December 2006. Dr. Johnson joined Avigen in January 2004 and was appointed Vice President, Preclinical Development in June 2004 and has played a major role in redirecting the company and establishing the pipeline. Prior to joining Avigen, Dr. Johnson was Senior Director, Pharmacology & Preclinical Development and a member of the executive management team of Genesoft Pharmaceuticals, a pharmaceutical company, from 2001 to 2004. Dr. Johnson was involved in leading IND-enabling programs, supporting clinical development, and contributing to successful IND and NDA filings at Genesoft. In addition to general pharmacology and other preclinical development responsibilities, he has led research and clinical development projects for diverse indications including neuropathic pain, hemophilia, antibacterials, diabetes, obesity, acute inflammation and cardiovascular disease and has published more than 60 manuscripts and holds 5 U.S. patents. Dr. Johnson earned a B.S. in toxicology from U.C. Davis, and a Ph.D. in pharmacology and toxicology from the Medical College of Virginia. He completed postdoctoral fellowships studying the mechanism of action of IL-2 from 1986-1991 at both Dartmouth Medical School and the University of California, Berkeley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2009	AVIGEN, INC.

	By:	/s/ Andrew A. Sauter
Andrew A. Sauter
Chief Financial Officer